SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 24, 2004

IMPAC Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50082	94-3109238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Evelyn Avenue, Mountain View, CA	94041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 623-8800

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

IMPAC Medical Systems, Inc. (the “Company”) received a Nasdaq Staff Determination on August 24, 2004 indicating that its securities are subject to delisting from the Nasdaq National Market at the opening of business on September 2, 2004 as a result of the delayed filing of its Quarterly Report on Form 10-Q. Pursuant to Marketplace Rule 4310(c)(14), the Company’s Form 10-Q for the quarter ended June 30, 2004 was originally due August 16, 2004.

The Company intends to request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company’s request for continued listing. The Company’s stock will continue to be listed while the appeal is pending. Effective August 26, 2004, the fifth character “E” has been added to the Company’s ticker symbol to signify the delinquent filing.

Item 8.01. Other Events.

On August 25, 2004, the Company issued a press release announcing the receipt of a Nasdaq delisting notification. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	IMPAC Medical Systems, Inc. Press Release dated August 25, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MEDICAL SYSTEMS, INC.

By:	/s/ KENDRA A. BORREGO
Kendra A. Borrego Chief Financial Officer

Date: August 26, 2004

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EXHIBIT INDEX

Exhibit No.	Description
99.1	IMPAC Medical Systems, Inc. Press Release dated August 25, 2004.

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